                                                                       EXHIBIT B

                         NATIONAL FUEL EXPLORATION CORP.
                                  BALANCE SHEET
                                AT MARCH 31, 2001
                                   (Unaudited)

Assets
------
Property Plant & Equipment
   Gas Utilities                                       $          0
   Non-Utilities                                        273,602,266
   Accumulated D, D & A                                 (16,840,456)
                                                       ------------
Net Property, Plant & Equipment                         256,761,810
                                                       ------------

Current Assets:
   Cash                                                     527,559
   Temporary Cash Investments                             1,323,072
   Notes Receivables - Intercompany                               0
   Reserve for Doubtful Acct                                      0
   Accts Receivable - Intercompany                                0
   Accts Receivable - Customer                                    0
   Other Accounts Receivable                              6,051,860
   Unbilled Utility Revenue                                       0
   Dividends Receivable - Intercompany                            0
   Materials/Supplies - Average Cost                      2,116,773
   Gas Stored Underground                                         0
   Unrecovered Purch Gas Cost                                     0
   Prepayments                                               92,769
                                                       ------------
   Notes Receivable                                               0
                                                       ------------
Current Assets                                           10,112,034
                                                       ------------

Other Assets:
   Stock of Subsidiaries - Intercompany                           0
   Notes of Subsidiaries - Intercompany                           0
   Investments in Associated Companies                            0
   Recoverable Future Taxes                                       0
   Unamortized Debt Expense                                       0
   Other Regulatory Assets                                        0
   Deferred Charges                                         149,794
   Other Assets                                                   0
   Long Term Notes Receivable                                     0
                                                       ------------
Other Assets                                                149,794
                                                       ------------

Total Assets                                           $267,023,637
                                                       ============

Capitalization & Liability
--------------------------

Capitalization:
   Common Stock $1 Par Value                           $          0
   Capital Stock of Subsidiaries                                  0
  Paid in Capital                                        78,444,748
   Earnings Reinvested in Business                        8,612,391
   Cumulative Translation Adjustment                    (15,371,194)
   Unrealized Gain/Loss                                  (9,378,483)
                                                       ------------
Total Common Stock Equity                                62,307,462
                                                       ------------

   Long-Term Debt Net of Current Portion                          0
   Notes Payable - Intercompany - Long Term             153,086,698
                                                       ------------
Total Capitalization                                    215,394,161
                                                       ------------

Minority Interest in Foreign Subs                                 0

Liabilities:
   Notes Payable - Bank & Commercial Paper                        0
   Notes Payable - Intercompany                                   0
   Long Term Debt Due Current                                     0
   Accounts Payable - Other                              11,495,104
   Amounts Payable to Customer                                    0
   Dividends Payable                                              0
   Accounts Payable - Intercompany                       11,538,728
   Dividends Payable -  Intercompany                              0
   Customer Deposits                                              0
   Reserves for Gas Replacement                                   0
   Estimated Revenue Refunds                                      0
   Federal Income Tax                                       186,430
   Other Taxes                                                    0
   Other Accruals                                                 0
   Accr Pension Contribution                                      0
                                                       ------------
Total Current Liabilities                                23,220,262
                                                       ------------

Deferred Credits:
   Accumulated Deferred Income Tax                       13,054,089
   Taxes Refunded to Customer                                     0
   Unamortized Investment Tax Credit                              0
   Liability For Deriv Financial Instruments             15,323,772
                                                       ------------
   Other Deferred Credit                                     31,354
                                                       ------------
Total Deferred Credits                                   28,409,214
                                                       ------------

Total Capitalization & Liabilities                     $267,023,637
                                                       ============

See Notes to Consolidated Financial Statements included in Item 8 of National
Fuel Gas Company's Form 10-K for the fiscal year ended September 30, 2000 and in
Item 1 of Part I of National Fuel Gas Company's Form 10-Q for the quarters ended
December 31, 2000 and March 31, 2001.